EXHIBIT 10.2

ASSIGNMENT OF AGREEMENTS

This ASSIGNMENT OF AGREEMENTS (this “Assignment”), effective as of August 14, 2026, has been made and entered into by and between Tiptree Inc., a Maryland corporation (“Assignor”), and Tiptree Insurance Holdings LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor, the Sellers and Sellers’ Representative entered into that certain Stock Purchase Agreement, dated as of July 28, 2026 (the “Purchase Agreement”), pursuant to which the Sellers have agreed to sell to Assignor all of the Shares of the Company;

WHEREAS, Assignor, Timothy Schmidt, Sr., an individual, and Tonnie Schmidt, an individual, entered into that certain letter agreement, effective as of July 28, 2026 (the “Letter Agreement”, and, together with the Purchase Agreement, the “Agreements”), pursuant to which Timothy Schmidt, Sr. and Tonnie Schmidt have agreed to certain non-competition and non-solicitation restrictions in connection with the sale of the Shares of the Company under the Purchase Agreement;

WHEREAS, pursuant to Section 9.3 of the Purchase Agreement, Assignor has the right to assign all or any portion of its rights, interests and obligations under the Purchase Agreement to any of its Affiliates without the consent of any of the Seller Parties;

WHEREAS, pursuant to Section 2 of the Letter Agreement, Assignor has the right to assign all or any portion of its rights, interests and obligations under the Letter Agreement to any of its Affiliates without the consent of Timothy Schmidt, Sr. or Tonnie Schmidt; and

WHEREAS, Assignor desires to assign all of its rights, interests and obligations under the Agreements to Assignee, and Assignee wishes to assume all of Assignor’s rights, interests and obligations under the Agreements from Assignor.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
2.
Assignment. Assignor hereby assigns to Assignee all of its rights, interests and obligations under the Agreements. Assignee agrees to assume all liabilities, duties and obligations of Assignor under the Agreements.

3.
Applicable Law. This Assignment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
4.
Notices. All notices and other communications under this Assignment shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise); (b) when sent by email (with written confirmation of transmission); or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, and email addresses (or to such other address, or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to Assignor:

Tiptree Inc.

660 Steamboat Road

Greenwich, CT 06830

Attention: Siew Kwok

E-mail: skwok@tiptreeinc.com

If to Assignee:

Tiptree Insurance Holdings LLC

c/o Tiptree Inc.

660 Steamboat Road

Greenwich, CT 06830

Attention: Siew Kwok

E-mail: skwok@tiptreeinc.com

5.
Miscellaneous. Sections 9.2 (Amendment; Modification and Waiver), 9.4 (Entire Agreement), 9.5 (No Third Party Beneficiaries), 9.10 (Counterparts), 9.11 (Severability) and 9.12 (Specific Performance) of the Purchase Agreement are hereby incorporated into this Assignment, mutatis mutandis, and made a part hereof as though fully set forth herein.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be signed by its proper and duly authorized officer as of the date and year first written above.

TIPTREE INC.

By: /s/ Michael G. Barnes
Name: Michael G. Barnes
Title: Chairman & Chief Executive

Officer

TIPTREE INSURANCE HOLDINGS LLC

By: /s/ Michael G. Barnes
Name: Michael G. Barnes
Title: Chief Executive Officer